Exhibit 7A
INDEPENDENT AUDITORS' CONSENT



We consent to the use of our report in this Pre-Effective Amendment No. 3 to Registration Statement No. 333-01949 on Form S-6 of Valley Forge Life Insurance Company Variable Life Separate Account of our report dated June 21, 1996 appearing in the Prospectus, which is part of this Registration Statement, on the financial statements of Valley Forge Life Insurance Company as of December 31, 1995 and 1994, and for each of the three years then ended. We also consent to the reference to us under the heading "Experts" in such Prospectus.




Deloitte & Touche LLP
Chicago, Illinois
October 25, 1996